Exhibit 99.1

Change Healthcare Inc. Reports First Quarter Fiscal 2020 Financial Results

Nashville, TN., August 13, 2019 (BUSINESS WIRE) – Change Healthcare Inc. (Nasdaq: CHNG), a leading independent healthcare technology company, today reported financial results for Change Healthcare LLC (“Change Healthcare”) for the first quarter of fiscal year 2020 ended June 30, 2019.

“Change Healthcare delivered on our financial objectives and executed well across several strategic initiatives, advancing existing and new innovative solutions.” said Neil de Crescenzo, President and Chief Executive Officer. “The success of our initial public offering places us in a strong financial position to support our growth initiatives. Our comprehensive suite of software and analytics, technology-enabled services, and network solutions places us in a unique position to partner with payers and providers to reduce costs, improve quality, and continue to transition towards value-based care.”

Adoption of the New Revenue Recognition Standard—ASC 606

Change Healthcare adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective April 1, 2019 on a modified retrospective basis. Financial results for reporting periods during fiscal year 2020 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal year 2020 are presented in conformity with the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on Change Healthcare’s financial results for the quarter ended June 30, 2019. This includes the presentation of financial results during fiscal year 2020 under ASC 605 for comparison to the prior year.

Fiscal 2020 First Quarter Highlights for Change Healthcare LLC:

Financial Summary—ASC 606 (standard adopted effective April 1, 2019)

•	Total revenue of $855.6 million, including solutions revenue of $797.1 million

•	Net income of $71.9 million, resulting in net income of $0.28 per diluted unit

•	Adjusted net income of $141.5 million, resulting in adjusted net income of $0.56 per diluted unit.

•	Adjusted EBITDA of $281.1 million

Financial Summary—ASC 605 for Change Healthcare LLC:

•	Total revenue of $814.0 million, including solutions revenue of $755.5 million

•	Net income of $26.7 million, resulting in net income of $0.11 per diluted unit

•	Adjusted net income of $96.2 million, resulting in adjusted net income of $0.38 per diluted unit.(1)

•	Adjusted EBITDA of $233.5 million

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Following our initial public offering, the Securities & Exchange Commission (“SEC”) provided us with updated feedback regarding Change Healthcare LLC’s calculation of adjusted net income. As a result, Change Healthcare LLC will now define and report adjusted net Income as net income (loss) before amortization expense from acquired intangible assets, as adjusted to exclude the impact of certain items that are not reflective of its core operations, and the tax effects of the foregoing adjustments. Based on prior feedback reflected in Change Healthcare Inc.’s prospectus filed with the SEC on June 26, 2019, Change Healthcare LLC did not distinguish between amortization resulting from acquired intangible assets and amortization attributable to developed software. As a result, under the previous formulation, adjusted net income was defined as net income (loss) before total amortization expense, as adjusted to exclude the impact of certain items that are not reflective of its core operations, and the tax effects of the foregoing adjustments.

Financial Results—ASC 606 (standard adopted effective April 1, 2019)

First Quarter Fiscal 2020

•

Solutions revenue was $797.1 million. The primary difference resulting from the new accounting standard is that more of our revenue is recognized upon delivery of the related product or service as compared to over time under the prior revenue recognition standard.

•

Net Income was $71.9 million, resulting in net income of $0.28 per diluted unit. In addition to the revenue impact noted above, net income under the new accounting standard also was impacted favorably by an extended recognition period for commissions, decreasing expenses by $5.9 million.

•	Adjusted net Income was $141.5 million, resulting in adjusted net income of $0.56 per diluted unit.

•	Adjusted EBITDA was $281.1 million. Adjusted EBITDA as percent of Solutions revenue for the first quarter of 2020 was 35.3%

Financial Results—ASC 605 (standard before April 1, 2019)

First Quarter Fiscal 2020

•

Solutions revenue was $755.5 million, compared to $757.7 million for the first fiscal quarter of 2019. Total revenue for the current period, which includes Postage revenue, was $814.0 million compared to $823.3 million in the same period of the prior year. Growth in both the Software & Analytics and Network Solutions businesses was more than offset by an unfavorable impact of $9.2 million from divestitures as well as planned contract eliminations in our Technology-enabled Services business.

•

Net Income was $26.7 million, resulting in net income of $0.11 per diluted unit, compared with net income of $12.5 million and net income of $0.05 per diluted unit, respectively, for the first fiscal quarter of 2019. The favorable impact of productivity improvements and growth across our Software & Analytics and Network Solutions businesses was partially offset by divestitures as well as planned contract eliminations in our Technology Enabled Service business. As part of our stated strategy, we are repositioning certain of our Revenue Cycle Management (“RCM”) service solutions to better address end-market dynamics, enhance efficiency and to improve the long-term growth potential of these solutions.

•

Adjusted net income was $96.2 million, resulting in Adjusted Net Income of $0.38 per diluted unit, compared with adjusted net income of $97.6 million or $0.39 per diluted unit, respectively, for the first fiscal quarter of 2019. Adjusted net income reflects the items noted above.

•

Adjusted EBITDA was $233.5 million, compared with $227.8 million for the first fiscal quarter of 2019. Adjusted EBITDA as a percent of Solutions revenue for the first fiscal quarter of 2020 was 30.9%, compared with 30.1% for the first quarter of 2019. The favorable impact of productivity improvements and growth across our Software and Analytics and Network Solutions segment was partially offset by the unfavorable impact of divestitures as well as planned contract elimination in our Technology Enabled Services business.

Change Healthcare LLC Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $84.5 million for three months ended June 30, 2019, a decrease of 55.7% from $190.9 million for the three months ended June 30, 2018. Free cash flow was $17.1 million for the three months ended June 30, 2019, a decrease of 86.4% from $125.7 million for the three months ended June 30, 2018. Adjusted free cash flow was $60.8 million, a decrease of $138.5 million year over year.

Net cash provided by operating activities, free cash flow, and adjusted free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. The decrease in cash flow from operations, free cash flow and adjusted free cash flow primarily resulted from the inclusion of $154.6 million of such pass-thru funds in the three months ended June 30, 2018 as compared to $12.3 million for the three months ended June 30, 2019.

Change Healthcare LLC ended the quarter with over $27.4 million of cash, cash equivalents and restricted cash and approximately $5,790.6 million of total long-term debt. Subsequent to quarter end, Change Healthcare Inc. closed an initial public offering of common stock and a concurrent offering of tangible equity units providing approximately $888 million in net proceeds and redeemed $805 million in Term Loan Facility obligations.

As of June 30, 2019, no amounts had been drawn under the senior secured revolving line of credit. On July 3, 2019, the company amended its Revolving Credit Facility to increase the current commitment amount from $500 million to $785 million and to extend the maturity to July 3, 2024.

Recent Business Highlights

•

Introduced Assurance Reimbursement Management™ Denial Propensity Scoring and Revenue Performance Advisor Denial Prevention. With performance enhanced by Claims Lifecycle Artificial Intelligence, providers of any size now can proactively identify problem claims that could result in denials, and remediate potential issues before the claims are filed.

•

Awarded a six-year contract by CommonWell Health Alliance ® to continue to provide clinical interoperability services, including patient identification, record locator services, and document retrieval to improve patient access and care delivery.

•

Introduced the first patient liability solution across the entire patient journey. Developed in partnership with our customers, our Patient Liability Management suite combines revenue cycle management solutions with expert advisory and patient engagement services. The resulting synchronized and engaging patient experience increases collections while improving patient satisfaction.

•

Introduced InterQual 2019, our latest edition of the industry’s flagship clinical decision support solution. Among the new features is support for ‘Hospital in the Home’ programs, which are increasingly used as alternatives to some acute inpatient stays. This latest edition also advances the technology in InterQual AutoReview™ with Episode Day One review functionality.

Full Year Fiscal 2020 Outlook and 2021 Guidance—ASC 606

Change Healthcare expects Full-Year Fiscal 2020 Solutions Revenue growth of 1-2% including the impact of the sale of our extended care business and planned contract exits in our Technology-enabled Services business; Adjusted EBITDA growth of 6% - 8% and Adjusted Net Income Growth of 9% -11%.

For Fiscal year 2021, the Company expects Solutions Revenue growth of 4%-6%, Adjusted EBITDA growth of 6%-8%.

Second Quarter Fiscal 2020 Guidance—ASC 606

Change Healthcare expects Second Quarter Fiscal 2020 Solutions Revenue in the range of $710 million -$730 million; Adjusted EBITDA in the range of $210 million - $220 million and; Adjusted Net Income in the range of $80 million -$90 million.

While fiscal first quarter revenue increased as a result of ASC 606 implementation, full year revenue is not expected to differ materially between the two accounting standards. Hence, the acceleration of revenue to the first quarter of the fiscal year will reduce the quarterly reported revenue in subsequent Fiscal 2020 reported results versus the prior revenue recognition standard. The impact from extended recognition periods for commission expense as a result of the adoption of ASC 606 is expected to be favorable about $4 million per quarter pre-tax for the remainder of fiscal 2020.

A reconciliation of the forward-looking second-quarter and full-year fiscal 2020 Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, Change Healthcare LLC is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Conference Call and Webcast Information

Change Healthcare will host a conference call on August 14, 2019 at 8:00 a.m. ET. Investors and other interested parties are invited to listen to the conference call by dialing 1-(877) 279-0788 in the U.S.; 1-(270) 215-9894 from abroad, including the conference ID number: 5461017; or via a live, audio webcast on the Company’s website at https://ir.changehealthcare.com/.

A webcast replay will be available for on-demand listening shortly after the completion of the call until the first-quarter fiscal 2021 earnings call, at the aforementioned URL. In addition, a digital audio playback will be available until 11:00 a.m. Eastern Time on Wednesday, August 21, 2019, by dialing 1-855-859-2056 or 1-404-537-3406 and referencing confirmation 5461017.

About Change Healthcare

Change Healthcare is a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system. We are a key catalyst of a value-based healthcare system, accelerating the journey toward improved lives and healthier communities. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Kerry Kelly

External Communications

339-236-2756

Kerry.Kelly@changehealthcare.com

Evan Smith

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Any statements made in this quarterly report that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” and the negatives of these words and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, including factors disclosed in the Registration Statement on Form S-1 (No. 333-230345) in the section entitled “Risk Factors,” and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this release. All forward-looking statements are based on information currently available to Change Healthcare and are qualified in their entirety by this cautionary statement. The statements herein speak only as of the date such statements were first made. Except to the extent required by law, Change Healthcare assumes no obligation to update any such forward-looking statements or other statements included in this release.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regard to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Change Healthcare Inc.

Statements of Operations (unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2019	2018
Revenue	$—	$—
Operating expenses
General and administrative	251	31

Total operating expenses	251	31

Operating income (loss)	(251)	(31)
Non-operating (income) expense
Loss from Equity Method Investment in the Joint Venture	39,554	22,766
(Gain) Loss on Sale of Interests in the Joint Venture	—	(464)
Management fee income	(104)	(31)

Total non-operating (income) expense	39,450	22,271

Income (loss) before income tax provision (benefit)	(39,701)	(22,302)
Income tax provision (benefit)	(2,184)	(4,801)

Net income (loss)	$(37,517)	$(17,501)

Net income (loss) per share:
Basic	$(0.50)	$(0.23)

Diluted	$(0.50)	$(0.23)

Weighted average common shares outstanding:
Basic	75,474,654	75,604,775

Diluted	75,474,654	75,604,775

Change Healthcare Inc.

Balance Sheets (unaudited and amounts in thousands, except share and per share amounts)

	June 30,	March 31,
	2019	2019
Assets
Current Assets:
Cash	$3,409	$3,409
Due from the Joint Venture	574	373
Income taxes receivable	1,601	1,781

Total current assets	5,584	5,563
Dividend receivable	48,807	81,264
Investment in the Joint Venture	1,253,535	1,211,996

Total assets	$1,307,926	$1,298,823

Liabilities and stockholders’ equity
Current liabilities:
Accrued expenses	$343	$176
Due to the Joint Venture	6,167	6,167

Total current liabilities	6,510	6,343
Deferred income tax liabilities	169,992	159,993
Commitments and contingencies (see Note 4)
Stockholders’ Equity:
Common Stock (par value, $.001), 9,000,000,000 and 252,800,000 shares authorized and 75,474,654 and 75,474,654 shares issued and outstanding at June 30, 2019 and March 31, 2019, respectively	75	75
Class X common stock (par value, $.001), 1 and 1 share authorized and no shares issued and outstanding at June 30, 2019 and March 31, 2019, respectively	—	—
Preferred stock (par value, $.001), 900,000,000 and 0 shares authorized and no shares issued and outstanding at June 30, 2019 and March 31, 2019, respectively	—	—
Additional paid-in capital	1,159,371	1,153,509
Accumulated other comprehensive income (loss)	(8,039)	(3,256)
Retained earnings (deficit)	(19,983)	(17,841)

Total stockholders’ equity	1,131,424	1,132,487

Total liabilities and stockholders’ equity	$1,307,926	$1,298,823

Change Healthcare Inc.

Statements of Cash Flows (unaudited and amounts in thousands)

	Three Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(37,517)	$(17,501)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from Equity Method Investment in the Joint Venture	39,554	22,766
Deferred income tax expense (benefit)	(2,184)	(4,801)
(Gain) Loss on Sale of Interests in the Joint Venture	—	(464)
Changes in operating assets and liabilities:
Due from the Joint Venture	(201)	(31)
Income taxes receivable	180	(208)
Accrued expenses	168	31
Due to the Joint Venture	—	208

Net cash provided by (used in) operating activities	—	—

Cash flows from investing activities:
Proceeds from sale of interests in Joint Venture	—	4,782

Net cash provided by (used in) investing activities	—	4,782

Cash flows from financing activities:
Payments to acquire common stock	—	(4,782)

Net cash provided by (used in) financing activities	—	(4,782)

Net increase (decrease) in cash, cash equivalents and restricted cash	—	—
Cash, cash equivalents and restricted cash at beginning of period	3,409	—

Cash, cash equivalents and restricted cash at end of period	$3,409	$—

Change Healthcare LLC

Consolidated Statements of Operations (unaudited and amounts in thousands, except unit and per unit amounts)

	Three Months Ended
	June 30,
	2019	2018
Revenue:
Solutions revenue	$797,072	$757,705
Postage revenue	58,484	65,558

Total revenue	855,556	823,263
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	326,947	337,430
Research and development	49,339	55,324
Sales, marketing, general and administrative	193,273	206,914
Customer postage	58,484	65,558
Depreciation and amortization	71,316	68,527
Accretion and changes in estimate with related parties, net	3,880	3,824

Total operating expenses	703,239	737,577

Operating income (loss)	152,317	85,686
Non-operating (income) and expense
Interest expense, net	83,406	78,549
Contingent consideration	(791)	272
Other, net	(3,778)	(5,532)

Total non-operating (income) and expense	78,837	73,289

Income (loss) before income tax provision (benefit)	73,480	12,397
Income tax provision (benefit)	1,565	(109)

Net income (loss)	$71,915	$12,506

Net income (loss) per common unit(1):
Basic	$0.29	$0.05

Diluted	$0.28	$0.05

Weighted average common units outstanding(1):
Basic	251,469,846	251,599,967

Diluted	253,124,478	253,447,527

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets (unaudited and amounts in thousands)

	June 30,	March 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$27,122	$47,718
Restricted cash	264	1,176
Accounts receivable, net of allowance for doubtful accounts	727,205	759,502
Contract assets	145,054	—
Prepaid expenses and other current assets	159,489	172,067

Total current assets	1,059,134	980,463
Property and equipment, net	194,027	197,263
Goodwill	3,284,979	3,284,266
Intangible assets, net	1,284,369	1,320,161
Other noncurrent assets, net	480,463	421,985

Total assets	$6,302,972	$6,204,138

Liabilities and members’ deficit
Current liabilities:
Drafts and accounts payable	$48,855	$98,550
Accrued expenses	332,750	316,179
Deferred revenues	361,663	437,636
Due to related parties, net	28,359	34,629
Current portion of long-term debt	7,085	2,789

Total current liabilities	778,712	889,783
Long-term debt, excluding current portion	5,783,537	5,787,150
Deferred income tax liabilities	107,255	106,099
Tax receivable agreement obligations to related parties	196,696	212,698
Other long-term liabilities	121,655	113,194
Commitments and contingencies (see Note 6)
Members’ deficit	(684,883)	(904,786)

Total liabilities and members’ deficit	$6,302,972	$6,204,138

Change Healthcare LLC

Consolidated Statements of Cash Flows (unaudited and amounts in thousands)

	Three Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$71,915	$12,506
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	71,316	68,527
Amortization of capitalized software developed for sale	3,452	3,760
Accretion and changes in estimate, net	3,880	3,824
Equity compensation	5,862	5,300
Deferred income tax expense (benefit)	1,158	(613)
Amortization of debt discount and issuance costs	5,524	5,470
Contingent consideration	(791)	272
Other	(460)	(215)
Changes in operating assets and liabilities:
Accounts receivable	7,748	16,996
Contract assets	(3,049)	—
Prepaid expenses and other	(16,338)	(28,733)
Accounts payable	(33,954)	(7,647)
Accrued expenses, deferred revenue and other liabilities	(25,524)	115,602
Due to related party, net	(6,269)	(4,196)

Net cash provided by (used in) operating activities	84,470	190,853

Cash flows from investing activities:
Capitalized expenditures	(67,414)	(65,166)

Net cash provided by (used in) investing activities	(67,414)	(65,166)

Cash flows from financing activities:
Payments under tax receivable agreements with related parties	(27,227)	(25,096)
Payments on Term Loan Facility	(12,750)	(12,750)
Receipts (payments) on derivative instruments	2,112	1,013
Payments of deferred financing obligations	—	(2,035)
Capital contribution from Members from exercise of equity awards	—	205
Repurchase of equity awards	—	(4,838)
Advances to Member and Other	—	(208)
Other	(759)	598

Net cash provided by (used in) financing activities	(38,624)	(43,111)

Effect of exchange rate changes on cash and cash equivalents	60	(812)

Net increase (decrease) in cash, cash equivalents and restricted cash	(21,508)	81,764
Cash, cash equivalents and restricted cash at beginning of period	48,894	50,011

Cash, cash equivalents and restricted cash at end of period	$27,386	$131,775

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,
	2019			2018
Unaudited and amounts in thousands	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$71,915	$(45,257)	$26,658	$12,506
Net interest expense	83,406	—	83,406	78,549
Income tax provision (benefit)	1,565	(2,251)	(686)	(109)
Depreciation and amortization	71,316	—	71,316	68,527
Amortization of capitalized software developed for sale	3,452	—	3,452	3,760

EBITDA	231,654	(47,508)	184,146	163,233
Adjustments to EBITDA:
Equity compensation	5,862	—	5,862	5,300
Acquisition accounting adjustments	373	—	373	1,985
Acquisition and divestiture-related costs	658	—	658	4,188
Integration and related costs	25,725	—	25,725	20,951
Strategic initiatives, duplicative and transition costs	3,569	—	3,569	10,774
Severance costs	7,170	—	7,170	7,676
Costs related to recently issued accounting standards	—	—	—	3,741
Accretion and changes in estimate with related parties, net	3,880	—	3,880	3,824
Management fees and related costs	2,648	—	2,648	2,677
Impairment of long-lived assets and other	(840)	—	(840)	1,017
Contingent consideration	(791)	—	(791)	272
Other non-routine, net	1,148	—	1,148	2,149

EBITDA Adjustments	49,402		49,402	64,554

Adjusted EBITDA	$281,056	$(47,508)	$233,548	$227,787

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended June 30,
	2019			2018
Unaudited and amounts in thousands	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$71,915	$(45,257)	$26,658	$12,506
Amortization expense resulting from acquisition method adjustments	34,648	—	34,648	37,943
EBITDA Adjustments	49,402	—	49,402	64,554
Tax effect of EBITDA Adjustments and amortization expense	(14,465)	—	(14,465)	(17,401)

Adjusted Net Income	$141,500	$(45,257)	$96,243	$97,602

Adjusted net income (loss) per diluted unit(1)	$0.56		$0.38	$0.39

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Segment Results

	Three Months Ended June 30,
	2019			2018
Unaudited and amounts in thousands	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Segment revenue
Software and Analytics	$437,344	$(41,627)	$395,717	$396,402
Network Solutions	141,612	—	141,612	136,603
Technology-enabled Services	243,990	96	244,086	249,995
Corporate and Eliminations	32,610	—	32,610	40,263

Net revenue	$855,556	$(41,531)	$814,025	$823,263

Segment Adjusted EBITDA
Software and Analytics	$202,314	$(45,985)	$156,329	$142,637
Network Solutions	84,973	(518)	84,455	82,237
Technology-enabled Services	45,151	(757)	44,394	49,972
Corporate and Eliminations	(51,382)	(248)	(51,630)	(47,059)

Total Adjusted EBITDA	$281,056	$(47,508)	$233,548	$227,787

Change Healthcare LLC

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and

Adjusted Free Cash Flow

	Three Months Ended
	June 30,
Unaudited and amounts in thousands	2019	2018
Cash provided by (used in) operating activities (1)	$84,470	$190,853
Capital expenditures	(67,414)	(65,166)

Free Cash Flow	17,056	125,687
Adjustments to Free Cash Flow (2):
Integration and related costs	25,725	20,951
Strategic initiatives, duplicative and transition costs	3,569	10,774
Severance costs	7,170	7,676
Costs related to recently issued accounting standards	—	3,741
Integration capital expenditures	7,247	30,479

Adjusted Free Cash Flow	$60,767	$199,308

(1)	Includes pass-thru cash of $12.3 million and $154.6 million for the three months ended June 30, 2019 and 2018, respectively.
(2)	All operating costs and integration capital expenditures in the table are presented on an as-incurred basis.

Change Healthcare LLC

Consolidated Statements of Operations (unaudited and amounts in thousands, except share and per share amounts)

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

	Three months ended June 30,
	2019			2018
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Solutions revenue	$797,072	$(41,531)	$755,541	$757,705
Postage revenue	58,484	—	58,484	65,558

Total revenue	855,556	(41,531)	814,025	823,263
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	326,947	808	327,755	337,430
Research and development	49,339	—	49,339	55,324
Sales, marketing, general and administrative	193,273	5,169	198,442	206,914
Customer postage	58,484	—	58,484	65,558
Depreciation and amortization	71,316	—	71,316	68,527
Accretion and changes in estimate with related parties, net	3,880	—	3,880	3,824

Total operating expenses	703,239	5,977	709,216	737,577

Operating income (loss)	152,317	(47,508)	104,809	85,686
Non-operating (income) and expense
Interest expense, net	83,406	—	83,406	78,549
Contingent consideration	(791)	—	(791)	272
Other, net	(3,778)	—	(3,778)	(5,532)

Total non-operating (income) and expense	78,837	—	78,837	73,289

Income (loss) before income tax provision (benefit)	73,480	(47,508)	25,972	12,397
Income tax provision (benefit)	1,565	(2,251)	(686)	(109)

Net income (loss)	$71,915	$(45,257)	$26,658	$12,506

Net income (loss) per common unit(1):
Basic	$0.29		$0.11	$0.05

Diluted	$0.28		$0.11	$0.05

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets (unaudited and amounts in thousands)

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

	June 30, 2019						March 31, 2019
	As Reported		Impacts from Adoption		Without Adoption (ASC 605)		As Reported (ASC 605)
Assets	$		$		$		$
Current assets:
Cash and cash equivalents		27,122		—		27,122	47,718
Restricted cash		264		—		264	1,176
Accounts receivable, net of allowance for doubtful accounts		727,205		24,428		751,633	759,502
Contract assets		145,054		(145,054)		—	—
Prepaid expenses and other current assets		159,489		20,084		179,573	172,067

Total current assets		1,059,134		(100,542)		958,592	980,463
Property and equipment, net		194,027		—		194,027	197,263
Goodwill		3,284,979		—		3,284,979	3,284,266
Intangible assets, net		1,284,369		—		1,284,369	1,320,161
Other noncurrent assets, net		480,463		(40,335)		440,128	421,985

Total assets		$6,302,972		$(140,877)		$6,162,095	$6,204,138

Liabilities and members’ deficit
Current liabilities:
Drafts and accounts payable		$48,855		$(62)		$48,793	$98,550
Accrued expenses		332,750		—		332,750	316,179
Deferred revenues		361,663		66,023		427,686	437,636
Due to related parties, net		28,359		—		28,359	34,629
Current portion of long-term debt		7,085		—		7,085	2,789

Total current liabilities		778,712		65,961		844,673	889,783
Long-term debt, excluding current portion		5,783,537		—		5,783,537	5,787,150
Deferred income tax liabilities		107,255		—		107,255	106,099
Tax receivable agreement obligations to related parties		196,696		—		196,696	212,698
Other long-term liabilities		121,655		566		122,221	113,194
Commitments and contingencies
Members’ deficit		(684,883)		(207,404)		(892,287)	(904,786)

Total liabilities and members’ deficit		$6,302,972		$(140,877)		$6,162,095	$6,204,138